UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2010

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road, Suite 800. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

(a)
On September 15, 2010, the Company sold a total of $70,000 of convertible debentures to one Company and four individuals who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). These debentures are secured together with all other convertible debentures of the series by all of the tangible and intangible assets of the Company and its subsidiary under a trust indenture.

(b)
The debenture was sold to five investors, three of whom are officers of the Company, one other individual and a corporation, who each represented they are qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

(c)       The debenture was sold in consideration of a cash investment in the amount of $70,000, the face amount of the debenture. There were no underwriters or commissions involved in these sale.

(d)
The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  The Company did not engage in any public advertising or general solicitation in connection with this transaction, and the Company provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on the Company’s investigation, the Company believed that each accredited investor obtained all information regarding the Company that was requested; received answers to all questions posed and otherwise understood the risks of accepting the Company’s Securities for investment purposes.

(e)         Thedebentures are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (i) 70% of the price per share of common stock or common stock equivalent paid by investors in the Company’s next round of equity or debt financing consisting of at least $2,000,000 in cumulative gross proceeds, or (ii) $0.12.  The obligation of the Company to repay the debenture is secured under a trust indenture pari passu with all other debentures of the same series by all of the tangible and intangible assets of the Company.. The term of the debenture, and its maturity date is one year from date of issuance.  The principal amount of the debentures accrues interest at the rate of 9% per annum, with interest  payable at maturity.

Those debenture holders who elect to convert their notes into common stock are entitled to  receive one (1) warrant for every four (4) shares of common stock received. Each warrant will be exercisable to purchase one share of common stock at an exercise price of $0.14 per share, expiring on January 31, 2012; and one (1) additional warrant for every four (4) shares of common stock received, each additional warrant exercisable until January 31, 2013 to purchase one additional share of common stock  at an exercise price of $0.18 per share.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: September 21, 2010	/s/ Chris Ball Chris Ball, CEO